UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 1, 2017

HO WAH GENTING Group Limited
(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35, Jalan Maharajalela 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code	603.2141.6422

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

(b)       Resignation of Officer, Director

Effective March 1, 2017, Mr. Leong Yee Ming resigned as a director and as Chief Financial Officer and Chief Operation Officer of the Company.

(c)       Appointment of new Principal Executive Officer

Effective March 1, 2017, immediately following Mr. Leong Yee Ming’s resignation, the Company appointed Mr. Lim Chun Hoo as Chief Financial Officer and Chief Operation Officer of the Company.

(d)       Election of Directors

Effective March 1, 2017, immediately following Mr. Leong Yee Ming’s resignation, the board of directors (the “Board”) of the Company increased the number of directors comprising the Board from the previous level of three (3) directors to four (4) directors and appointed Mr. Liew Jenn Lim and Mr. Mok Lip Bin as directors of the Company. Neither Mr. Liew Jenn Lim nor Mr. Mok Lip Bin are independent directors under the applicable standards of the SEC and the Nasdaq stock market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HO WAH GENTING GROUP LIMITED
Date:	March 1, 2017	(Registrant)

		By:	/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Executive Officer